EXHIBIT 99
for immediate release: press release

Contact:        Anthony R. Drury
                (215) 657-6202
                e-mail:
                tdrury@quad-sys.com



  QUAD SYSTEMS CORPORATION ANNOUNCES VOLUNTARY PETITION OF BANKRUPTCY
                            UNDER CHAPTER 11


     WILLOW GROVE, PA - December 18, 2000 - Quad Systems Corporation (Nasdaq:
QSYS) reported that today it had filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Eastern District of Pennsylvania, in Philadelphia (the "Court"). The case was assigned to Judge Bruce I. Fox of the Court for initial proceedings (case no. 00-35667BIF) (the "Chapter 11 Case").

     Quad continues to maintain its assets, operate its businesses and manage its affairs as a debtor-in-possession pursuant to the Chapter 11 Case and the jurisdiction of the Court.

     Quad Systems Corporation is a leading manufacturer of flexible, high-performance SMT and APT assembly systems. With sales and support locations worldwide, Quad serves as a resource for manufacturers seeking support, process expertise and a wide range of SMT and APT assembly equipment. Quad equipment solutions include placement systems, stencil printers and convection reflow ovens. Quad has an installed base of over 3,500 machines around the globe. For more information, visit www.quad-sys.com.